Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contacts:
Tom Brandt	Evan Weisel	Scott Liolios
Senior Vice President and CFO	Media Contact	Investor Relations
TeleCommunication Systems, Inc.	Welz & Weisel Communications	Liolios Group, Inc.
Tel 410-280-1001	Tel 703-218-3555	Tel 949-574-3860
tbrandt@telecomsys.com	evan@w2comm.com	info@liolios.com
TeleCommunication Systems Completes Acquisition
of Networks In Motion
TCS to Host Conference Call to Discuss the Acquisition Tomorrow Wednesday, December 16
at 9:30 A.M. ET
ANNAPOLIS, MD — December 15, 2009 — TeleCommunication Systems, Inc. (TCS) (NASDAQ:TSYS), a leading provider of mission-critical wireless communications, today announced the successful completion of its acquisition of Networks In Motion, Inc., (NIM) a privately held provider of wireless navigation solutions for GPS-enabled mobile phones.
Pursuant to the merger agreement, TCS issued former Networks In Motion shareholders approximately $110 million in cash, $40 million in promissory notes, and approximately 2.2 million shares of TCS common stock valued at $20 million based on the volume weighted average stock price for 10 days prior to close. The promissory notes bear simple interest at 6% and are due in three installments: $30 million on the 12 month anniversary of the closing, $5 million on the 18 month anniversary of the closing, and $5 million on the 24 month anniversary of the closing, subject to escrow adjustments.
The U.S. consumer Location-Based Services (LBS) space is one of the most dynamic areas of wireless applications and continues to transform the mobile experience. In a January 2009 Frost & Sullivan report on LBS companies, TCS was shown to offer the most complete LBS solution. In May 2009, TCS acquired the LBS assets of the company with the next most complete LBS solution, LocationLogic, adding two leading location-based applications and additional depth to its carrier LBS infrastructure “stack.” TCS has had wireless traffic and points-of-interest applications since 2004. The acquisition of Networks In Motion adds a Tier 1, market leading navigation business.
“The addition of Networks In Motion strengthens TCS’s market position in three significant ways,” said Maurice B. Tosé, TCS chairman and CEO. “First, it substantially enhances our portfolio of Tier 1 location based wireless applications, with market-leading navigation technology that shares the 99.999% reliability standard of other TCS solutions. Second, it deepens our longstanding relationships with three of the largest North American carriers and adds an internationally recognized navigation application to our global LBS applications portfolio. And finally, the acquisition adds 13 patents and 44 applications that are complementary to our existing patent portfolio of 94 patents issued in the U.S. and abroad, and more than 260 patent applications pending — reinforcing our position as a location technology leader. Overall, we expect this acquisition to enhance our LBS leadership in an industry which is at the early stages of what is widely viewed as a long term, high growth market, better enabling us to support carriers in monetizing LBS as we have with text messaging for more than a decade.”

The acquisition also further shifts the company’s revenue mix from an historical 50% services/50% systems to an expected 2010 revenue that is 65% services/35% systems. Substantially all of Networks In Motion’s revenue is recurring services revenue derived from subscriptions to its full-featured navigation applications, providing high visibility of future revenues. Based on contracts in place at the time of acquisition, TCS expects the NIM business to add $65 to $75 million to TCS’s 2010 commercial services revenue and $21 to $24 million to EBITDA. Networks In Motion has about 3.5 million subscribers to its applications, and about 200 employees. The transaction is expected to be accretive to net income by the end of 2010.
TCS announced its agreement to acquire NIM on December 1, 2009. TCS may incur one-time acquisition- related charges in this quarter to account for expenses associated with the transaction.
Raymond James & Associates served as financial advisor to TCS in this transaction. Networks In Motion was advised by Jefferies & Co.
Conference Call
TCS will hold a conference call tomorrow at 9:30 AM Eastern time on Wednesday, December 16, 2009 to discuss the details of the Networks In Motion acquisition and an update to fiscal 2009 guidance. The company’s chairman, president and CEO, Maurice B. Tosé, and senior vice president and CFO, Tom Brandt, will host the call. A question and answer session will follow management’s presentation.
To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, ask for the TeleCommunication Systems conference call and provide the conference ID:
Dial-In Number: 1-800-862-9098
International: 1-785-424-1051
Conference ID#: 7TELECOM
The conference call will be broadcasted simultaneously on the company’s Web site at www.telecomsys.com.
For the webcast, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 949-574-3860.
A replay of the call will be available after 4:00 p.m. Eastern time on the same day and until January 16, 2010:
Toll-free replay number: 1-800-695-2122
International replay number: 1-402-530-9027
(No passcode required)
About Networks In Motion
With Networks In Motion’s services on your mobile phone, anywhere you go feels like home. For almost a decade, NIM has helped millions of wireless users on the world’s largest carrier networks make smarter, faster real-time decisions about where they are and where they want to go. Using patented Hyper-local Search and the NAVBuilder platform, NIM makes finding, selecting, and “getting there” easy. NIM is a recognized pioneer in consumer mobile Software as a Service (SaaS). The company’s mobile discovery service has become one of the most relied on and trusted mobile services on the handset. NIM now provides leading turn-by-turn navigation to carriers and their customers in 38 countries, and in 10 languages.
About TeleCommunication Systems
TeleCommunication Systems, Inc. (TCS) (NASDAQ: TSYS) engineers and delivers highly reliable wireless communications technology. TCS is a leader in wireless text messaging and location-based technology, including E9-1-1 services and commercial applications like navigation that use the precise location of a wireless device, and secure satellite-based communications systems and services. Customers include leading wireless and VoIP carriers around the world, cable MSOs, automotive telematics vendors, and agencies of the U.S. Departments of Defense, State, and Homeland Security. TCS is one of six primary vendors on a $5 billion Army Worldwide Satellite Systems Contract vehicle. For more information, visit www.telecomsys.com.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS’ current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated, including those risk factors included in our filings with the Securities and Exchange Commission such as in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. The words, “believe,” “expect,” “intend,” “anticipate,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to statements: (a) made by Mr. Tosé regarding the acquisition strengthening TCS’s market position in three significant ways, including enhancing TCS’s portfolio of Tier 1 location based wireless applications, deepening TCS’s longstanding relationships with Verizon Wireless, MetroPCS and Leap Wireless and that NIM’s patents and pending patent applications are complimentary to TCS’s existing patent portfolio and will reinforce TCS’s position as a location technology leader, (b) regarding TCS’s revenue mix and the break-down between TCS’s services and systems segments, (c) about NIM’s revenues being recurring service revenues from subscriptions that provide high visibility of future TCS’s revenues, (d) about the NIM business adding approximately $65 — $75 million to TCS’s 2010 commercial revenues and approximately $21 to $24 million in EBITDA, (e) that the acquisition is expected to enhance TCS’s LBS leadership, (f) that the LBS industry is in the early stages and is poised for long term and high growth (g) that the LBS industry will enable TCS to support carriers in monetizing LBS, and (h) that the acquisition will be accretive to net income by the end of 2010.
Additional risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission. These include without limitation risks and uncertainties relating to the Company’s financial results and the ability of the Company to (i) reach and sustain profitability, (ii) continue to rely on its customers and other third parties to provide additional products and services that create a demand for TCS products and services, (iii) conduct its business in foreign countries, (iv) adapt and integrate new technologies into TCS’s products, (v) expand TCS’s sales and business offerings in the wireless communications industry, (vi) develop software and provide services without any errors or defects, (vii) have sufficient capital resources to fund TCS’s operations, (viii) protect its intellectual property rights, (ix) successfully integrate the assets and personnel obtained in its acquisitions and investments, (x) not incur substantial costs from product liability claims relating to its software, and (xi) implement its sales and marketing strategy. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.
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